AGREEMENT TO DISSOLVE PARTNERSHIP
                             (AJT Capital Partners)

     This AGREEMENT TO DISSOLVE PARTNERSHIP (the "Agreement") is entered effective as of the 26th day of June, 1996 (the "Effective Date"), by and between RCP MANAGEMENT L.P., a Texas limited partnership ("RCP"), and J/T AVIATION PARTNERS, a Delaware general partnership ("J/T") (RCP and J/T are sometimes hereinafter collectively referred to as the "Partners").

                              W I T N E S S E T H:

     WHEREAS, RCP and J/T are the sole partners of AJT CAPITAL PARTNERS, a Delaware general partnership (the "Partnership");

     WHEREAS, the Amended and Restated Partnership Agreement of AJT Capital Partners (the "Partnership Agreement"), permits the Partnership to be dissolved pursuant to the unanimous consent of the partners of the Partnership; and

     WHEREAS, the Partners desire to dissolve the Partnership.

     NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereby agree as follows:

     1. Dissolution of Partnership. The Partners hereby agree that as of the Effective Date, the Partnership shall be dissolved.

     2. Additional Documents. The Partners hereby agree to take whatever steps are reasonably necessary and to execute such additional documents necessary to dissolve and cancel the Partnership and the Partnership Agreement, including without limitation, the filing of cancellations of all assumed name certificates filed with respect to the Partnership.

     3. Miscellaneous.

     (a) This Agreement shall be governed and constructed in accordance with the laws of the State of Delaware. The provisions hereof shall be binding upon and inure to the benefit of the Partners and their respective successors, representatives and assigns.

     (b) This Agreement merges all prior negotiations and agreements between the parties relating to the subject matter hereof and constitutes the entire agreement between the parties relating to such subject matter. No prior or contemporaneous agreements, written or oral, relating to such subject matter shall be binding.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     EXECUTED effective as of the Effective Date.

                                        RCP:

                                        RCP MANAGEMENT L.P., a Texas limited
                                        partnership

                                        By: Aircraft Spare Parts,
                                            Delaware corporation,
                                            Partner

                                            By: /s/ Robert Alpert
                                                --------------------------------
                                                Robert Alpert, Chairman

                                        J/T:

                                        J/T AVIATION PARTNERS, a Delaware
                                        general partnership


                                        By: Japan Fleet Service (Delaware) Inc.,
                                            a Delaware corporation, General
                                            Partner

                                            By: /s/ Tim L. Watkins
                                                --------------------------------
                                                Tim L. Watkins, President

                                        By: TM Aviation (Japan) Inc., a
                                            Delaware corporation, General
                                            Partner

                                            By: /s/ K. Okui
                                            ------------------------------------
                                            Name: K. Okui
                                            Title: President

               Signature Page to Agreement to Dissolve Partnership
                             (AJT Capital Partners)

                                        By: TM Aviation (USA) Inc., a
                                            Delaware corporation, General
                                            Partner

                                            By: /s/ T. Yoshida
                                            ------------------------------------
                                            Name: T. Yoshida
                                            Title: President







              Signature Page to Agreement to Dissolve Partnership
                             (AJT Capital Partners)

                                      -3-